Exhibit 10(f)

CONSULTING SERVICES AGREEMENT

One Earth Sequestration LLC (“Client”) enters into this Consulting Services Agreement (the “Agreement”) effective as of January 1, 2026 (the “Effective Date”), to retain Mercury Public Affairs LLC (“Consultant”), to perform the services described herein. Client and Consultant may each be referred to herein as a “Party,” and together as the “Parties.”

1. The Services. Consultant shall render services to Client as specified on Schedule 1 attached hereto (the “Services”).

2. Payment Terms. Client shall pay fees and expenses per the terms set forth on Schedule 2 attached hereto. Payment in full of fees and expenses shall be made to Consultant within thirty (30) days after an invoice is rendered. In the event Client does not pay such fees and expenses as specified, Consultant may suspend Services until payment is made. All payments made by Client shall be without deduction or offset.

3. Term. The term of this Agreement shall begin on the Effective Date and will continue in effect until June 30, 2026 (the “Term”).

4. Independent Contractor Status. Consultant is an independent contractor and not an agent or employee of Client.

5. Confidential Information. During the performance of Services, Consultant may have access to, have disclosed to it, or otherwise obtain information which Client identifies as confidential or proprietary (“Confidential Information”). Consultant shall use such Confidential Information solely in performance of its obligations under this Agreement. Information shall not be deemed Confidential Information if such information is: (i) already known to Consultant free of any restriction; (ii) obtained from a third party free of any restriction; (iii) developed independently by Consultant; or (iv) available publicly.

6. Indemnification. Each Party will indemnify and hold harmless the other Party, its principals, employees, officers, and agents (collectively, the “Indemnified Party”) from and against any and all liabilities, losses, claims, demands, actions, judgments, costs, and expenses, including but not limited to reasonable attorneys’ fees, arising out of or resulting from any negligence, gross negligence, or willful misconduct by the indemnifying Party, its employees, officers, directors, and agents. Each Party’s indemnification obligations are conditioned upon the Indemnified Party: (i) giving prompt written notice of any claim, action, suit or proceeding for which the Indemnified Party is seeking indemnity; (ii) granting control of the defense and settlement of the action to the indemnifying Party, provided that no settlement admitting liability or that requires the payment of funds or the granting of legal or equitable relief will be entered into absent mutual agreement of the Parties, which will not be unreasonably withheld; and (iii) reasonably cooperating with the

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indemnifying Party with respect to the defense of the action. Notwithstanding the foregoing, the Indemnified Party may, at its option and expense, participate in the defense or settlement of any claim, action, suit, or proceeding.

7. Publicity. Neither Party will use the other Party’s name, logo, trademarks, or service marks in any advertising, publicity releases, or any other materials without that Party’s prior written approval.

8. Assignment. Neither Party may assign this Agreement, except to an affiliate or subsidiary, without the prior written consent of the other Party.

9. Notices. Any notice in connection herewith will be in writing, sent per the contact information on Schedule 3 attached hereto, and either delivered personally, or mailed by certified mail, postage prepaid, or sent via email. Notice will be deemed given when delivered personally, or, if mailed, 72 hours after the time of mailing, or, if by email, 24 hours after an email is sent.

10. Governing Law; Jurisdiction/Venue. This Agreement will be governed by and construed in accordance with the laws of the State of Illinois, without regard to its conflicts of laws rules, and both Parties submit to the exclusive personal jurisdiction of the state and federal courts in Illinois, and to venue in said courts, and waive any claim of forum non conveniens. Each party waives any right to have any dispute in connection herewith resolved by jury trial.

11. Liability of Consultant. Consultant shall bear no liability to Client for loss or damage in connection with advice or assistance given in good faith performance of the Services.

12. Dispute Resolution. The prevailing Party in any legal proceeding in connection with this Agreement shall have the right to require the non-prevailing Party in such proceeding to make payment to and reimburse the prevailing Party for reasonable attorneys’ fees and related expenses which the prevailing Party incurs in connection with the commencement, prosecution, or defense of such proceeding. The prevailing Party shall be that Party which prevails on a majority, but not necessarily all, of the material issues which were adjudicated in such proceeding.

13. General.

(a) No amendments or modifications of this Agreement shall be binding upon either Party unless made in writing and signed by both Parties.

(b) This Agreement constitutes the entire agreement between the Parties and supersedes all previous agreements, promises, proposals, representations, understandings, and negotiations, whether written or oral, respecting the subject matter hereof.

(c) In the event any one or more of the provisions of this Agreement shall for any reason be held to be invalid, illegal, or unenforceable, the remaining provisions of this Agreement will be unimpaired, and the invalid, illegal, or unenforceable provision will be replaced by a provision which, being valid, legal, and enforceable, comes closest to the intention of the Parties.

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(d) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same instrument.

(e) The section headings contained in this Agreement are inserted for convenience only and do not affect the meaning or interpretation of this Agreement.

(f) Notwithstanding any provision to the contrary in this Agreement, in no event will Consultant be liable to Client (whether for damages, indemnification, or any other claim) for an amount greater than the amount of fees actually paid to Consultant by Client for the Services.

IN WITNESS WHEREOF, the Parties hereto have entered into this Agreement as of the Effective Date noted above.

CONSULTANT: Mercury Public Affairs LLC		CLIENT: One Earth Sequestration LLC

By:		By:
Name:	Thomas Doherty	Name:	Steven Kelly
Title:	Partner	Title:	President & CEO
Date:	12/15/2025	Date:	December 12, 2025

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SCHEDULE 1 - Services

1. Consultant will provide Services as follows:

•	Engage with McClean and Ford County, Illinois officials to secure permits as needed.
•	Work with Department of Transportation to implement PHSMA rules.
•	Federal and Illinois State lobbying, if requested.

SCHEDULE 2 - Compensation and Expenses

1. For Services per Schedule 1, Client will pay Consultant the following fees:

$15,000.00 per month, invoiced monthly during the Term, invoice to be sent to the address provided by Client on Schedule 3.

2. Client will pay and reimburse Consultant for out-of-state business expenses incurred in providing the Services, invoiced monthly. Out of state expenses require the prior approval of Client. All other expenses are included under Schedule 1, including transportation in the state of Illinois.

3. In its sole and exclusive discretion, Consultant may require Client to pay in advance or directly to a vendor or creditor any expense(s) in connection with this Agreement.

SCHEDULE 3 - Contact Information

Consultant: Mercury Public Affairs LLC 200 Varick Street, Suite 600 New York, NY 10014 Email: dasaccounting@mercuryllc.com	Client: One Earth Sequestration LLC Attn: Steve Kelly 202 N. Jordan Dr. Gibson City, IL 60936 Email: zrizvi@rexamerican.com skelly@oneearthenergy.com Billing email: Same as above

One Earth Sequestration LLC IL contract 01012026.docx

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